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                                                                    Exhibit 10.2

                           THIRD AMENDMENT TO LEASE


     This Third Amendment to Lease (the "Third Amendment") made as of this 1st day of September, 1997 by and between:

     NEW ENGLAND RESOURCES LIMITED PARTNERSHIP, a Connecticut limited partnership having an address at 151 River Road, Essex, Connecticut, 06426 (hereafter called "Landlord"); and

     THE STROUSE, ADLER COMPANY, a Connecticut corporation having an address at 78 Olive Street, New Haven, Connecticut 06507 (hereafter called "Tenant").

                                  WITNESSETH

     WHEREAS, the Landlord is the owner of real estate property and the improvements thereon known as 78-84 Olive Street, New Haven, Connecticut (the "Premises"); and

     WHEREAS, the Landlord and the Tenant entered into a certain Lease dated October 4, 1991 (the "Original Lease"), whereby the Tenant leased a portion of the Premises; and

     WHEREAS, the Landlord and the Tenant executed a First Amendment to Lease dated April 11, 1994 (the "First Amendment") and a Second Amendment to Lease dated December 14, 1994 (the "Second Amendment") (the Original Lease, First Amendment and Second Amendment are collectively referred to as the "Lease"); and

     WHEREAS, the parties hereto now desire to amend the Lease again as more fully set forth herein; and

     WHEREAS, initial capitalized terms not otherwise defined in this Third Amendment shall have the same meaning as defined in the Lease.

     NOW THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, the Landlord and the Tenant agree as follows:

     A.   DEMISED PREMISES.  Tenant shall lease from the Landlord an additional
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5,500 square feet located in the basement of the Building for a total of 123,000 square feet leased by Tenant from Landlord. Accordingly, the second recital of the Lease is hereby amended and restated in its entirety to read as follows:

     WHEREAS, the Landlord wishes to lease to the Tenant approximately 87,000 square feet (the "Initial Premises") of space on the third, second and basement floors of the building located on the Premises (the "Building"), approximately 10,500 square feet of space (the "Additional Premises") located on the first floor of the Building, approximately 20,000 square feet of space (the "Second Additional Premises") located
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     on the first floor of the Building, and approximately 5,500 square feet of space in the basement of the Building (the "Third Additional Premises") (the Initial Premises, the Additional Premises and the Second Additional Premises and Third Additional Premises are collectively herein referred to as the "Demised Premises").

     B.   LEASE TERM.  The term of the Lease for the Demised Premises (as
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defined in this Third Amendment) shall be extended until December 31, 2002.
Accordingly Section 1 of the Lease is hereby amended and restated in its entirety to read as follows:

     1.  LEASE TERM.  The term of this Lease shall end on December 31, 2002
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     unless sooner terminated under the provisions defined in Section 21 of this
     Lease.

     C.   NET RENT.  Landlord and Tenant acknowledge that the annual net rent
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for the Demised Premises (except for the Third Additional Premises) is currently
$36,033 per month which amount will increase on September 1, 1997 to reflect the lesser of 5% or changes in the CPI for the period from September 1996 through August 1997. The Third Additional Premises is being added to the Lease without any increase in the aggregate annual net rent payable to the Landlord but with the effect of reducing the net amount paid per square foot for the Demised Premises (including the Third Additional Premises). Landlord and Tenant also agree that provided the Tenant does not remain in default in its obligations under the Lease after applicable cure periods and does not exercise its right to terminate under Section 21 of this Lease, the annual net rent payable in calendar years 1998 and 1999 shall be reduced by $90,000 in the aggregate and that the net annual rent for the Demised Premises (including the Third Additional Premises) for the period from January 1, 2000 until December 31, 2000 shall be reduced to $2.76 per square foot and shall increase annually thereafter by the lesser of 5% or the change in CPI for the immediately preceding year. Accordingly, Section 2 of the Lease is amended and restated in its entirety to read as follows:

     2.  Net Rent.  The Tenant shall pay to Landlord an annual net rental of
         --------
     $432,400 (monthly installments of $36,033) for the Demised Premises (including the Third Additional Premises) through August 31, 1997. Each September 1st of each year during the lease term, commencing on September 1, 1997, the annual net rental for the Demised Premises for each subsequent 12-month period shall be increased over the prior year's annual net rent by an amount equal to the product of (a) the prior year's net annual rent times (b) the lesser of 5% or the increase in the consumer Price Index
     -----
     ("CPI") as reported in the Wall Street Journal for the previous 12 months
                                -------------------
     (September through August). The annual net rental for the Demised Premises shall be hereinafter referred to as the "Net Rent" and the annual increases in Net Rent shall continue each September 1st until the end of the term of the Lease.

     Notwithstanding the foregoing (a) provided that (i) no Event of Default by Tenant occurs during the lease term which Event of Default is not cured within the applicable grace period, or (ii) Tenant does not exercise its right of termination under Section 21 of this Lease (each, a "Rent Credit Revocation Event"), the Net Rent payable for the period from January 1, 1998 until December 31, 1999 shall be reduced (the "Rent

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     Credit") by $90,000 such reduction to be taken by Tenant by reducing the monthly installments of Net Rent payable during such period by $3,000 per month respecting 1998 and $4,500 per month respecting 1999 and (b) the Net Rent payable for January 1, 2000 until December 31, 2000 shall be reduced to $2.76 per square foot for the Demised Premises and for each subsequent year (i.e. beginning January 1, 2001) the Net Rent shall be increased annually thereafter by an amount equal to the product of (i) the prior year's Net Rent times (ii) the lesser of (X) 5% or (Y) the increase in the CPI for the prior twelve month period (January through December 2000 and January through December 2001). In the event that any Rent Credit Revocation Event occurs prior to December 31, 2002 and in addition to Landlord's other rights and remedies and not as liquidated damages or as a penalty, the Rent Credit shall be null and void and the entire benefit of the Rent Credit previously taken by the Tenant shall be immediately due and payable to Landlord and the Net Rent for the remainder of the period until December 31, 1999 will be recalculated without giving effect to the Rent Credit.

     D.   PERCENTAGE OF PROPERTY.  The addition of the Third Additional Premises
          ----------------------
increases Tenant's occupancy of the Building from 74.8% to 78.3% of the Building. Accordingly, various Sections of the Lease have to be amended to increase the Tenant's responsibility from 74.8% to 78.3% for the common charges and other items. Accordingly, Sections 3, 7, 10 and 11 are hereby amended to delete "74.8%" and insert "78.3%".

     E    FACILITIES AND SERVICES  Landlord and Tenant agree to substitute the
          -----------------------
word UTILITIES for FACILITIES in the title of Section 11.

     F.   TENANT'S RIGHT TO TERMINATE.  Landlord and Tenant agree that Tenant is
          ---------------------------
to be granted a right to terminate this Lease and Landlord may not exercise its right to terminate prior to December 31, 1999 and must give two (2) years notice to Tenant. Accordingly, Section 21 is hereby amended and restated in its entirety to read as follows:

     21.  SALE OF PREMISES OR TENANT.  In the event that a sale of the Premises
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     is consummated, then Landlord may terminate this Lease on the condition that Landlord provide Tenant a minimum of two years notice from the closing of the sale of the Premises prior to effective date of such termination and provided further that no such notice of termination from Landlord may be given prior to December 31, 1999. In the event that a sale or transfer of substantially all of the stock or assets of the Tenant is consummated to an independent third party not affiliated to or with, or controlled by The Aristotle Corporation or Aristotle Sub, Inc., then the new owner of Tenant or Tenant's stock may terminate this Lease on the condition that Tenant provide Landlord a minimum of twelve (12) calendar months notice prior to the effective date of such termination and provided further that no such notice of termination from Tenant may be given prior to December 31, 1999. It is clearly understood that all obligations of Landlord and Tenant must be met during the period after which notice as defined above is provided and prior to the actual termination date of this Lease as specified in such notice.

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     G.   GRACE PERIOD.  Section 18(a) of the Lease is hereby deleted in its
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entirety  and the following shall be inserted in its place and stead:

     (a) A default in the due and punctual payment of any Net Rent or Additional Rent payable under this Lease or any part thereof within fifteen
     (15) days after the same shall become due and payable; or

     H.   MISCELLANEOUS.  This Agreement constitutes the entire agreement of the
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parties with respect to the Third Amendment of the Lease.  Except as provided herein, the Lease as previously amended is and remains in full force and effect without amendment or modification.


     IN WITNESS WHEREOF, the Landlord and the Tenant hereunder have hereunto set their names and seals the day and year first above written.

SIGNED, SEALED AND DELIVERED                 NEW ENGLAND RESOURCES
as to the Signatures in the presence of      LIMITED PARTNERSHIP

                                             By:  Howell Resource, Inc.
                                                  Its General Partner

_______________________________________      ___________________________________
                                             Ann-Marie Howell
                                             Its Vice President
_______________________________________



_______________________________________      THE STROUSE, ADLER COMPANY


_______________________________________      By:________________________
                                             Its

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